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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant

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
Subsidiary                                                             Jurisdiction of Organization
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

AMN Healthcare, Inc.                                                            Nevada
Worldview Healthcare, Inc.                                                      North Carolina
O'Grady-Peyton International (USA), Inc.                                        Massachusetts
Preferred International Healthcare Staffing Limited                             United Kingdom
O'Grady-Peyton International (Australia) (Pty) Ltd.                             Australia
O'Grady-Peyton International Recruitment U.K. Limited                           United Kingdom
O'Grady-Peyton International (SA) (Proprietary) Limited                         South Africa
International Healthcare Recruiters, Inc.                                       Delaware
Healthcare Resource Management Corporation                                      North Carolina
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